UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2022

SINTX TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33624	84-1375299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1885 West 2100 South

Salt Lake City, UT 84119

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (801) 839-3500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	SINT	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On June 30, 2022, SINTX Technologies, Inc. (the “Company”) entered into and closed a Stock Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company acquired all of the outstanding shares of common stock of Technology Assessment and Transfer, Inc., a corporation organized under the Laws of the State of Maryland (“TA&T”). As a result, TA&T is now a wholly owned subsidiary of the Company.

The Purchase Agreement sets forth approximately $760,000 in loan obligations that the Company agreed to assume in connection with the purchase and further provides for potential earnout payments to the sellers on the achievement of certain pre-determined gross revenue targets by TA&T for calendar years 2022 and 2023. The Purchase Agreement contains representations, warranties, covenants, and indemnification obligations with respect to breaches of the representations and warranties of the parties customary for a transaction of this type.

The foregoing summary of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is attached as Exhibit 2.1 to this report and is incorporated herein by reference.

The Purchase Agreement and the above description have been included to provide investors and security holders with information regarding the terms of the Purchase Agreement. They are not intended to provide any other factual information about the Company or TA&T. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specific dates; were solely for the benefit of the parties to the Purchase Agreement; and may be subject to limitations agreed upon by the parties. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or TA&T. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures or statements by the Company or TA&T. Accordingly, investors should read the representations and warranties in the Purchase Agreement not in isolation but only in conjunction with the other information about the Company or TA&T that the respective companies include in reports, statements and other filings made with the SEC.

Item 2.01	Completion of Acquisition or Disposition of Assets

The disclosure set forth in Item 1.01 above is incorporated into this Item 2.01 by reference.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is attached as Exhibit 2.1 hereto and is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On July 6, 2022, the Company issued a press release with respect to the Technology Assessment and Transfer, Inc. acquisition. A copy of this press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

This information is intended to be furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

2.1*+	Stock Purchase Agreement dated June 30, 2022.

99.1	Press Release dated July 6, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and exhibits to this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

+ A portion of Exhibit 2.1 has been omitted as it contains information that (i) is not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINTX Technologies, Inc.

Date:	July 6, 2022	By:	/s/ B. Sonny Bal
B. Sonny Bal
Chief Executive Officer